United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2012
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2012, Ultralife Corporation (the “Company”) held its 2012 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.

1.           The Company’s shareholders elected eight directors, all of whom constitute the Company’s entire board of directors, to serve for a term of one year and until their successors are duly elected and qualified.  The number of shares that (i) voted for the election of each director and (ii) withheld authority to vote for each director and the number of broker non-votes are set forth in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven M. Anderson	12,013,332	41,572	3,791,373
Patricia C. Barron	12,011,845	43,059	3,791,373
James A. Croce	11,975,232	79,672	3,791,373
Micahel D. Popielec	12,008,627	46,277	3,791,373
Thomas L. Saeli	11,970,227	84,677	3,791,373
Robert W. Shaw II	11,974,032	80,872	3,791,373
Ranjit C. Singh	12,012,132	42,772	3,791,373
Bradford T. Whitmore	12,013,232	41,672	3,791,373

5.           The Company’s shareholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of shares that voted for, against or abstained from voting for the ratification of the selection of BDO USA, LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
15,809,507	29,666	7,104

Item 8.01	Other Events.

Following the Annual Meeting, the newly-elected board of directors met and took the actions described below.

Committee Assignments

The board of directors determined to maintain the composition of each committee of the board of directors as it was for the prior year, as follows, with the Chair for the current year as indicated:

Audit and Finance Committee:
Thomas L. Saeli – Chair
Patricia C. Barron
Robert W. Shaw II

Compensation and Management Committee:
Ranjit C. Singh – Chair
Steven M. Anderson
James A. Croce

Governance Committee:
Steven M. Anderson - Chair
Patricia C. Barron
Thomas L. Saeli

Strategy and Corporate Development Committee
Robert W. Shaw II – Chair
James A. Croce
Ranjit C. Singh

The Company’s board chair, Bradford T. Whitmore, will serve as an ex-officio member of each board committee.  As an ex-officio member of each board committee, Mr. Whitmore will be able to attend and participate in all committee meetings but he will not be able to vote as a committee member and he will not receive any compensation for his committee service.

Board Compensation

The board of directors approved the Company’s cash compensation for non-employee directors.  Each of those directors will receive a board and committee cash retainer.  Each non-employee director will receive an annual cash retainer of $20,000, except for the board chair, who will receive an annual cash retainer of $28,000.  In addition, each non-employee director who is a member of a board committee will receive an additional cash retainer for such committee service as summarized in the table below.

	Annual Retainer for Committee Members	Annual Retainer for Committee Chair
Audit and Finance Committee	$6,750	$16,750
Compensation and Management Committee	$5,250	$13,250
Governance Committee	$4,500	$9,500
Strategy and Corporate Development Committee	$5,250	$13,250

The board of directors did not modify the Company’s equity award for directors.  The shares of stock comprising each non-employee director’s stock award, excluding the Board Chair, will have an aggregate annual value of $40,000 that will be granted in four equal installments of $10,000 on August 15, 2012, November 15, 2012, February 15, 2013 and May 15, 2013, respectively.  The Board Chair will receive an award with an aggregate annual value of $66,000 that will be granted in four equal installments of $16,500 on the same dates as the grants to the other board members.  The dollar value of the stock awards will be calculated using the value weighted average price of the Company’s common stock on the trading day prior to the date of grant.  The number of shares of common stock granted to a non-employee director is determined by dividing the value of the award by the applicable value weighted average price, rounded to the nearest whole number.

Officer Positions

In accordance with the Company's By-laws, the board elected the following corporate officers:

Board Chair:	Bradford T. Whitmore
President and Chief Executive Officer:	Michael D. Popielec
Secretary:	Peter F. Comerford
Treasurer:	Philip A. Fain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012		ULTRALIFE Corporation

	By:	/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration and
General Counsel